Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Stephen E. Riffee and Linda A. Madrid, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, to execute and deliver in the undersigned’s name and on the undersigned’s behalf the Annual Reports on Form 10-K for the year ended December 31, 2005 for each of CarrAmerica Realty Corporation, CarrAmerica Realty Operating Partnership, L.P. and CarrAmerica Realty, L.P., and any and all amendments thereto, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file in connection therewith any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Date: February 17, 2006

/s/ Joan Carter
Joan Carter